UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: April 11, 2012 Bank of South Carolina Corporation
(Exact name of registrant as specified in its charter)

South Carolina	0-27702	57-1021355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
256 Meeting Street Charleston, SC 29401
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code	(843) 724-1500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 10, 2012, there were a total of 4,444,940 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The following matters were voted upon and approved by the shareholders at the 2012 Annual Meeting.

1.	The election of seventeen members to the Board of Directors

2.	The ratification of the appointment of Elliott Davis, LLC as the independent auditor for the fiscal year ending 2012.

The following is a summary of the voting results for each proposal presented to the shareholders:

As to proposal number one there were 3,131,572.038226 shares represented in person or by proxy, constituting 70.4525154% of the outstanding shares of the Company voted as follows:

NAME	FOR	WITHHELD	Broker Non-Vote

David W. Bunch	3,125,892.038226	5,680	1,185,329
Graham M. Eubank, Jr.	3,124,346.236307	7,225.801919	1,185,329
Fleetwood S. Hassell	3,131,421.038226	151	1,185,329
Glen B. Haynes	3,131,421.038226	151	1,185,329
William L. Hiott, Jr.	3,131,108.038226	464	1,185,329
Katherine M. Huger	3,131,176.390856	395.647370	1,185,329
Richard W. Hutson, Jr.	3,125,799.038226	5,773	1,185,329
Charles G. Lane	3,131,416.038226	156	1,185,329
Hugh C. Lane, Jr.	3,131,421.038226	151	1,185,329
Louise J. Maybank	3,130,901.390856	670.647370	1,185,329
Linda J. Bradley-McKee	3,123,942.383754	7,629.654472	1,185,329
Alan I. Nussbaum	3,123,198.345238	8,373.692988	1,185,329
Edmund Rhett, Jr.	3,125,727.038226	5,845	1,185,329
Malcolm M. Rhodes	3,124,015.038266	7,557	1,185,329
David R. Schools	3,130,651.038266	921	1,185,329
Sheryl G. Sharry	3,129,749.038226	1,823	1,185,329
Steve D. Swanson	3,125,024.038226	6,548	1,185,329

As to Proposal #2 for approval of Elliott Davis, LLC as independent auditors for the Company for the fiscal year ending December 31, 2012, 4,186,799.711403 shares or 94.192491% voted in favor, 1,889 shares voted against, no shares abstained and 128,240 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Bank of South Carolina Corporation (Registrant)

Date: April 11, 2012
/s/ Sheryl G. Sharry
Sheryl G. Sharry Chief Financial Officer Executive Vice President and Treasurer